EXHIBIT 10.6

                           TRAVIS INTERNATIONAL, INC.
                        1992 INCENTIVE STOCK OPTION PLAN


           The purpose of the Travis International, Inc. 1992 Incentive Stock Option Plan (the "Plan") is to authorize the Board of Directors (the "Board") to provide for the grant of incentive stock options ("Options") to designated officers of Travis International, Inc. (the "Company"). The Company believes that the Plan will cause the participants to perform at increasing levels of effectiveness and to contribute materially to the growth of the Company, thereby benefiting the Company's current stockholders.

1.    ADMINISTRATION

            The Plan shall be administered and interpreted by an administrator (the "Administrator") that shall be the Board so long as a majority of the Board consists of Disinterested Persons (as defined below) or if the Board so elects or if a majority of the Board shall not be Disinterested Persons, a committee consisting of not less than two persons appointed by the Board from among its members who are Disinterested Persons. The Administrator shall have the sole authority to determine (a) the officers to whom Options shall be granted under the Plan, (b) the size and terms of the Options to be granted to each individual selected, (c) the duration of the exercise period and (d) any other matters arising under the Plan. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrator's interpretations of the Plan and all determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Options granted hereunder.

2.   GRANTS

            Grants of Options under the Plan ("Grants") shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in a Management Option Agreement (the "Option Agreement") between the Company and the Grantee (as defined below). The Administrator's shall approve the form and provisions of each Option Agreement. Grants under the Plan need not be uniform as among the individual Grantees.

3.    SHARES SUBJECT TO THE PLAN

            (a) The equity securities to be subject to Options granted under the Plan shall be shares of Common Stock. Subject to the adjustment specified below, the aggregate number of shares of Common Stock that may be issued under Options granted pursuant to the Plan is 82,222 shares (the "Shares"). If and to the extent Options granted under the Plan terminate, expire, or cancel without having been exercised the Shares subject to such Options shall again be available for purposes of the Plan. The Company shall reserve from its authorized but unissued shares of Common Stock a number of shares that is equal to the number of Shares related to all outstanding Options from time to time.
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            (b) The number and type of shares of capital stock that are subject to the Plan or an Option, or the exercise price applicable to an Option, or all of such factors, shall be appropriately adjusted by the Board of Directors of the Company, or by any successor or assign of the Company, to account for any mergers, reorganizations, stock dividends, stock splits, recapitalizations or similar actions as a result of which securities or other property are issued on account of, in exchange for or in substitution of the outstanding shares of Common Stock.

4.   ELIGIBILITY FOR PARTICIPATION

            The Committee shall select the individuals to whom Grants are to be made ("Grantees" or "Participants") from among officers of the Company who are employees of the Company.

5.   GRANTING OF OPTIONS

            (a) Number of Shares. The Administrator may grant to each Grantee Options for such number of Shares as it shall determine in its sole discretion. The Administrator, in its sole discretion, may provide a greater amount of Options to any Grantee at any time.

            (b) Type of Option and Price. The Administrator shall grant Options for options qualifying at the time of grant as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") in accordance with the terms and conditions set forth herein, except that to the extent the Fair Market Value of the Common Stock (measured on the date of the Grant) with respect to which Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company, exceeds $100,000, then such Options shall not be incentive stock options. The exercise price per share of an Option shall not be less than the Fair Market Value (as defined below) on the date of grant for such Option.

           (c) Exercise Period. The Administrator shall determine the option exercise period of each Option; at the end thereof, the Option shall expire and all rights to purchase Shares thereunder shall cease. The option exercise period shall not exceed 10 years from the date of Grant.

            (d) Vesting of Options. The Shares subject to each Option granted hereunder may be purchased only to the extent that the Grantee is vested in such Option. The vesting period for Options shall be as determined by the Administrator and specified in the Option Agreement applicable to the Grantee.

            (e) Manner of Exercise. A Grantee may exercise the vested portion of an Option by delivering a written notice of exercise with accompanying payment of the option price in cash or Shares as specified in the Option Agreement applicable to the Grantee.

            (f) Termination, Disability or Death. A Grantee's rights to exercise Options upon termination of his employment and upon his death or disability shall be specified in the Option Agreement applicable to the Grantee.

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            (g) Limits on Incentive Stock Options. In addition to any more restrictive limitations set forth in the Option Agreement applicable to the Grantee, each Grant of an Option shall provide that it is not transferable by the Grantee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Grantee's lifetime, only by the Grantee. An Option shall not be granted to any Participant who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

6.   AMENDMENT AND TERMINATION OF THE PLAN

            (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to Participants under the Plan, increases the aggregate number of shares of Common-Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company, and provided, further, that the Board shall not amend the Plan if such amendment would cause the Plan or the Grant or exercise of an Option under the Plan to fail to comply with the requirements of Section 422 of the Code including a reduction of the option price set forth in Section 5(b) or an extension of the period during which an Option may be exercised as set forth in Section 5(c).

           (b) Termination of Plan. The Plan shall terminate on the 10th anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

            (c)   Termination and Amendment of Outstanding Grants.

                 (1) A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 12(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                 (2) The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or a different number of Shares but having a purchase price not less than the Fair Market Value on the new date of the Grant. The Administrator may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Optionee under the Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a Grant of a new Option to such Grantee. Any new Option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Administrator at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

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7.   RIGHTS OF PARTICIPANTS

            Nothing in this Plan shall entitle any Participant or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any rights to be retained in the employ of the Company.

8.   WITHHOLDING OF TAXES

            The Company shall have the right to deduct from a Participant's cash wages or fees any federal, state or local taxes required by law to be withheld with respect to the exercise of an Option, or the Participant or other person receiving Shares upon the exercise of an Option shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to exercise. Participants may elect with respect to the exercise of an Option either:

            (a) to have the Company withhold, from the Shares to be issued pursuant to such exercise, such number of Shares that, or

            (b) to surrender to the Company such number of Shares already owned by the Participant (which may be Shares received upon such exercise) that,

in the case of both (a) and (b), shall, at their Fair Market Value on the Tax Date, at least be equal to the Company's withholding obligation with respect to the exercise of the Option. If the Fair Market Value on the Tax Date of the number of Shares required to be withheld or surrendered pursuant to the foregoing election exceeds the Company's withholding obligation with respect to the exercise, a fractional Share shall not be issued for the excess, but an amount equal to the excess shall be paid to the Participant in cash as soon as reasonably practicable after the amount of such excess is determined by the Company. A Grantee shall have the same rights as provided hereunder to surrender shares to satisfy any withholding taxes due on account of a disqualifying disposition of Shares acquired pursuant to an incentive stock option.

9.   REQUIREMENTS FOR ISSUANCE OF SHARES

            No Shares shall be issued or transferred upon payment of any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

10.  EFFECTIVE DATE OF THE PLAN

            This Plan shall be effective as of May 27, 1992, subject to the approval of the Plan by the Company's stockholders within 12 months thereafter.

11.  CERTAIN DEFINITIONS.

      Certain terms used herein are used with the respective meanings assigned below:

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      "Common  Stock" means the Common Stock,  par value $0.01 per share,  of the Company.

      "Disinterested Person" is used as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means the average closing price for the five most recent trading days on the stock exchange or system on which the shares of Common Stock are listed or included; or if the shares of Common Stock are not listed on a stock exchange or included in a system that provides for a closing sales price, but are traded in the over- the-counter market without the availability of closing sale price information, such determination shall be made on the basis of the mean between the bid and asked prices for such shares on the over-the-counter market for such trading days; or if the shares of Common Stock are not listed, included or traded in any such exchange, system or market, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors based on a valuation of the entire Company on a consolidated basis that is then divided by the total number of shares of Common Stock issued and outstanding plus the number of shares of Common Stock issuable upon exercise or conversion of all securities or other rights that are then exercisable or convertible.

      "Tax Date" means the date as of which the exercise of an Option is taxable for federal income tax purposes.

12.  MISCELLANEOUS

            (a) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Administrator may also adopt rules regarding the withholding of taxes on payments to Grantees.

            (b) Ownership of Stock. A Grantee shall have no rights as a stockholder with respect to any Shares covered by a Grant until the Shares are issued or transferred to the Grantee on the stock transfer records of the Company upon the exercise or partial exercise of the Option.

            (c) Choice of Law. The Plan, Options granted hereunder and the exercise of Options shall be governed by the laws of the State of Delaware.

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